Exhibit 10.19
SCHEDULE OF NAMED EXECUTIVE OFFICERS WHO HAVE ENTERED INTO THE FORM OF INDEMNIFICATION AGREEMENT AS SET FORTH IN EXHIBIT 10.18
Each of the following Named Executive Officers has entered into a Form of Indemnification Agreement as set forth in Exhibit 10.18 as of the date indicated below:

NAME	DATE

Carlos M. Cardoso	May 29, 2003
David W. Greenfield	October 1, 2001
John H. Jacko, Jr.	March 5, 2007
Frank P. Simpkins	December 12, 2000
Gary W. Weismann	August 1, 2007